Exhibit 99.(h)(3)

AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT  made as of  the 26th day of August, 2019 is made to the Amended and Restated Transfer Agency and Service Agreement dated July 1, 2013, as amended (the "Agreement"), by and between each investment company identified on Exhibit A of the Agreement (individually the " Fund " and collectively the " Funds ") and John Hancock Signature Services, Inc. ("JHSS").

WHEREAS , the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NO W, THEREFORE, in consideration of the mutual covenants hereinafter set forth. and intending to be legally bound. the parties agree the Agreement shall be amended as follows:

I.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to add John Hancock Alternative Risk Premia Fund, a series of John Hancock Investment Trust , and John Hancock Short Duration Bond Fund, a series of John Hancock Bond Trust.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby , all of the term s and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS W HEREOF , the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, a of the day and year first above written.

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On Behalf or each Fund and Portfolio		John Hancock Signature Services, Inc.
Listed on Exhibit A of the Agreement

By:	/s/Andrew G. Arnott	By:	/s/Jeffrey H. Long
	Andrew G. Arnott		Jeffrey H. Long
	President		Vice President and Chief Financial Officer

Exhibit A
List of Funds and Portfolios

John Hancock Bond Trust
John Hancock ESG Core Bond Fund
John Hancock Global Conservative Absolute Return Fund John Hancock Global Short Duration Credit Fund
John Hancock Government Income Fund John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund John Hancock Short Duration Bond Fund

John Hancock California Tax-Free Income Fund
John Hancock California Tax-Free Income Fund

John Hancock Capital Series
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest
John Hancock Money Market Fund

John Hancock Investment Trust
John Hancock Alternative Risk Premia Fund John Hancock Balanced Fund
John Hancock Diversified Macro Fund
John Hancock Disciplined Value International Fund John Hancock Emerging Markets Equity Fund
John Hancock Enduring Assets Fund John Hancock ESG All Cap Core Fund
John Hancock ESG International Equity Fund John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund
John Hancock Global Focused Strategies Fund
John Hancock Global Thematic Opportunities Fund
John Hancock International Dynamic Growth Fund
John Hancock Seaport Long/Short Fund

John Hancock Small Cap Core Fund John Hancock Value Equity Fund

John Hancock Investment Trust II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund

John Hancock Investment Trust III
John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

John Hancock Sovereign Bond
John Hancock Bond Fund

John Hancock Strategic Series
John Hancock Income Fund

John Hancock Funds II
Absolute Return Currency Fund Alternative Asset Allocation Fund Asia Pacific Total Return Bond Fund Blue Chip Growth Fund
Diversified Strategies Fund Emerging Markets Fund Emerging Markets Debt Fund Equity Income Fund
Floating Rate Income Fund Fundamental Global Franchise Fund Fundamental All Cap Core Fund Fundamental Large Cap Value Fund Global Absolute Return Strategies Fund Global Equity Fund
Income Allocation Fund International Small Company Fund

Multi-Index Lifestyle Aggressive Portfolio
Multi-Index Lifestyle Balanced Portfolio
Multi-Index Lifestyle Conservative Portfolio
Multi-Index Lifestyle Growth Portfolio
Multi-Index Lifestyle Moderate Portfolio
Multimanager Lifestyle Aggressive Portfolio
Multimanager Lifestyle Balanced Portfolio

Multimanager Lifestyle Conservative Portfolio Multimanager Lifestyle Growth Portfolio Multimanager Lifestyle Moderate Portfolio Multi-Index 2060 Lifetime Portfolio

Multi-Index 2055 Lifetime Portfolio
Multi-Index 2050 Lifetime Portfolio
Multi-Index 2045 Lifetime Portfolio
Multi-Index 2040 Lifetime Portfolio
Multi- Index 2035 Lifetime Portfolio
Multi-Index 2030 Lifetime Portfolio
Multi-Index 2025 Lifetime Portfolio
Multi-Index 2020 Lifetime Portfolio
Multi-Index 2015 Lifetime Portfolio
Multi-Index 20 IO Lifetime Portfolio

Multi-Index 2060 Preservation Portfolio
Multi-Index 2055 Preservation Portfolio
Multi-Index 2050 Preservation Portfolio
Multi-Index 2045 Preservation Portfolio
Multi-Index 2040 Preservation Portfolio
Multi-Index 2035 Preservation Portfolio

Multi-Index 2030 Preservation Portfolio
Multi-Index 2025 Preservation Portfolio
Multi-Index 2020 Preservation Portfolio
Multi-Index Income Preservation Portfolio
Multimanager 2060 Lifetime Portfolio
Multimanager 2055 Lifetime Portfolio
Multimanager 2050 Lifetime Portfolio
Multimanager 2045 Lifetime Portfolio
Multimanager 2040 Lifetime Portfolio
Multimanager 2035 Lifetime Portfolio
Multimanager 2030 Lifetime Portfolio
Multimanager 2025 Lifetime Portfolio
Multimanager 2020 Lifetime Portfolio
Multi manager 2015 Lifetime Portfolio
Multimanager 20 IO Lifetime Portfolio
New Opportunities Fund

Redwood Fund
Retirement Income 2040 Fund
Short Duration Credit Opportunities Fund Small Cap Growth Fund
Small Cap Value Fund Spectrum Income Fund
Strategic Income Opportunities Fund
Technical Opportunities Fund
U.S. Growth Fund

John Hancock Funds III
John Hancock Disciplined Value Fund
John Hancock Disciplined Value Mid Cap Fund John Hancock Global Shareholder Yield Fund John Hancock International Growth Fund
John Hancock International Value Equity Fund John Hancock Strategic Growth Fund